EXHIBIT 16.1




                       Moen & Company LLP


                                   July 31, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     We have read Item 4 of Form 8-K of Brownsville Company for the event that occurred on July 31, 2006, and are in agreement with the statements contained therein insofar as they relate to our firm.


                              /s/ Moen & Company LLP
                              Moen & Company LLP